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                                                                     Exhibit (4)

              FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

                            AMENDATORY ENDORSEMENT

This amendment is hereby added to and amends the policy as of May 1, 1997, or the issue date if later.

Item a. of the "free withdrawal" provision is amended to read:

     "a. In any contract year, the greater of earnings not previously withdrawn or 15% of the new purchase payments; and"



                         LINCOLN BENEFIT LIFE COMPANY


                             /s/ B. Eugene Wraith
                               B. Eugene Wraith

                                   President